UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission (only as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

NEW AMERICA ENERGY CORP.
(Name of Registrant as Specified in its Charter)

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NEW AMERICA ENERGY CORP.
3651 Lindell Rd., Ste D#138,
 Las Vegas, Nevada 89103

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURTIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of June 26, 2012 (the “Record Date”) in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended, of the actions taken by a majority of our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the (“Commission”) and is being furnished to the holders of the outstanding and voting shares of stock of New America Energy Corp., a Nevada corporation (the “Company”, “we”, “our” or “us”).   The purpose of this Information Statement is to provide notice that a majority of our stockholders have executed written consents in lieu of a special meeting approving the following items:

1.           an amendment to our Articles of Incorporation  to increase our authorized capital from 75,000,000 to 800,000,000 shares of common stock, $0.001 par value (the “Amendment”).

A copy of the Certificate of Amendment to be filed  with the State of Nevada for the Increase in Authorized Capital is attached to this Information Statement as Appendix A; and

Our Board of Directors unanimously approved the Amendment on June 26, 2012.

Our Board of Directors approved the Amendment for the increase in our authorized share capital, in order to enhance our corporation's ability to finalize a current financing and attract future financing and help effect the Company’s ability to complete the acquisition of its mineral properties.

Subsequent to our Board of Directors' approval of the Amendments, the holders of  a total of 27,875,000 of the issued and outstanding shares of our corporation, representing a 53% majority gave us their written consent to the Amendments on June 26, 2012.  Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment.  We will not file the Articles of Amendment to our Articles of Incorporation to effect the Amendment until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A.  The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on June 26, 2012 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 52,692,133 shares of our common stock issued and outstanding on June 26, 2012. We anticipate that a definitive copy of this Information Statement will be mailed on or about July 8, 2012 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 75,000,000 shares of Common Stock, par value $0.001 per share.  As of June 26, 2012, we had issued a total of 52,692,133 shares of Common Stock.

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors.

Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. As the close of business on the, we had a total of 52,692,133 shares of Common Stock outstanding.

DISSENTERS RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenters rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendments.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since August 31, 2011, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.           any director or officer of our corporation;
2.           any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled " Security Ownership of Certain Beneficial Owners Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 26, 2012 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer and each other executive officer set forth in the Execution Compensation section and (iv) all of our current officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 3651 Lindell Rd., Ste. D#138, Las Vegas, Nevada 89103.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	Rick Walchuk, Director & President, Chief Executive Officer, Treasurer & Chief Financial Officer	22,008,333 shares held directly	42%
Common Stock	Alexandros Tsingos, Director & Secretary	-0-	0%

(1)Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of June 26, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person. Subject to the paragraph above, the percentage ownership of outstanding shares is based on 52,692,133 shares of common stock outstanding as of June 26, 2012.

The Company does not have any change of control or retirement arrangements with its executive officers.

ACTION NO. 1

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF CAPITAL STOCK

GENERAL

The number of authorized shares of our capital stock will be increased from Seventy-Five Million (75,000,000) shares to Eight Hundred Million (800,000,000) shares (the “Authorized Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary in order to maintain our capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional Seven  Hundred and Twenty-Five Million (725,000,000) shares of authorized capital stock will be available for issuance by the Board, stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes.  The Company has currently undertaken a registration statement pursuant to a financing agreement and the Board wishes to ensure that there is sufficient authorized stock to be able to complete the fund raising if required. The additional shares of authorized capital stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are currently no plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of our Common Stock.

The increase in the authorized number of shares of capital stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional shares of capital stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of anti-takeover device.

Effect on Shareholders

The amendment to our Company's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders.  However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our Company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the increase of our authorized share capital and the required amendment to our Articles was obtained on June 26, 2012 by written consent of Rick Walchuk, GeoXplor, Dandasia Limited and Winter Nights Ventures Corp. collectively representing a total of 27,875,000 of   all of our issued and outstanding common shares.  The increase of our authorized share capital will not become effective until no less than twenty (20) days have passed after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SECs Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site, www.sec.gov that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Dated: June 28, 2012
By Order of the Board of Directors

/s/ Rick Walchuk
Rick Walchuk,  Chief Executive Officer

APPENDICES
Appendix A - Certificate of Amendment

APPENDIX A
ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                                                                                     ABOVE SPACE IS FOR OFFICR USE ONLY
1.Name of Corporation:
New America Energy Corp.
2. The articles have been amended as follows: (provide article numbers, if available)

Article 3.  The authorized capital stock of this Corporation is 75,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation’s capital stock by a board resolution amending these Articles, in the Board of Directors’ sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada.

The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
53%

4.   Effective date and time of filing:  (optional)                                                                                       DATE:                                                      TIME:

5.   Signature: (required)

X
Signature of Officer
• If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit –After
                                                                                                  Revised: 8-31-11